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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-11299 and No. 333-35287), pertaining to the 1993 Stock Option Plan and the 1996 Non-employee Directors Stock Option Plan of Affymetrix, Inc., of our report dated January 29, 1999 (except for Note 11, as to which the date is March 16, 1999) with respect to the financial statements and schedule of Affymetrix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                               Ernst & Young LLP

Palo Alto, California
March 29, 1999